Exhibit 99.1

Charming Shoppes, Inc.

Employment Agreement

This EMPLOYMENT AGREEMENT is made as of January 1, 2005, by and between CHARMING SHOPPES, INC., a Pennsylvania corporation having its principal offices in Bensalem, Pennsylvania (the “Company”), and DORRIT J. BERN (the “Executive”).

WHEREAS, the Executive is presently employed by the Company in the capacity of President and Chief Executive Officer, and is a member of the Board of Directors of the Company where she currently serves as Chairman of the Board;

WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and operations; and

WHEREAS, the Company recognizes that the Executive’s contribution has been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company; and

WHEREAS, the Company is desirous of assuring the continued employment of the Executive in the above stated capacity, and the Executive is desirous of such assurance.

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of October 12, 1999, as amended (the “1999 Employment Agreement”), and the parties have agreed that this Agreement will supercede and replace the 1999 Employment Agreement as of the Effective Date of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Term of Employment

(a) The Company hereby agrees to employ the Executive and the Executive hereby agrees to continue to be employed by the Company in accordance with the terms and conditions set forth herein, for an initial term of three (3) years, commencing as of the Effective Date and ending on January 31, 2008, subject however, to earlier termination as expressly provided herein.

(b) The initial Term of this Agreement shall be extended for one (1) additional year at the end of the initial Term, and then again after each successive year thereafter. Either party may, however, terminate this Agreement at the end of the then current Term, by giving the other party written notice of intent not to renew, delivered at least ninety (90) calendar days prior to the end of the then current Term. In the event such notice of intent not to renew is properly delivered, this Agreement shall terminate at the end of the then current Term, with the exception of the Executive’s obligations set forth in Section 12 and the Company’s obligations to make

(c) payments under the terms of the Agreement as a result of the non-renewal of the Agreement, as described herein, which shall survive.

(d) Notwithstanding the foregoing, if at any time during the Term, a Change in Control of the Company occurs, then this Agreement may not be terminated by the Company until the later of:

(i) two (2) years after the last day of the month in which such Change in Control occurs; or

(ii) the date on which all obligations of the Company hereunder have been fulfilled, and all benefits provided hereunder have been paid.

Section 2. Definitions

2.1 “Agreement” means this Employment Agreement between the Company and the Executive, including any amendments hereto.

2.2 “Annual Bonus” means the annual bonus paid to the Executive pursuant to Section 5.2 herein.

2.3 “Base Salary” means the salary of record paid to the Executive as annual salary, pursuant to Section 5.1 herein, excluding amounts received under incentive or other bonus plans, whether or not deferred.

2.4 “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Bonus Agreement” means the Bonus Agreement approved by the Compensation Committee in December, 2004 with respect to the replacement of the Executive’s split dollar life insurance with a new life insurance policy in 2004.

2.7 “Cause” means the Executive’s:

(a) Willful and continued neglect, refusal or failure to substantially perform her duties with the Company (other than any such failure resulting from Disability or occurring after issuance by the Executive of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Company believes that the Executive has willfully failed to substantially perform her duties, and after the Executive has failed to resume substantial performance of her duties on a continuous basis within ten (10) calendar days of receiving such demand;

(b) Conviction of a felony involving a crime of moral turpitude; or

(c) Willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of determining Cause, no act or omission by the Executive shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act or failure to act based upon: (a) authority given pursuant to a resolution duly adopted by the Board, or (b) advice of counsel for the Company, shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company.

2.8 “Change in Control” or “CIC” of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

(a) Any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing twenty percent (20%) or more of the total voting power of all the then-outstanding Voting Securities; or

(b) Those individuals who as of the date of this Agreement constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date of this Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(c) There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a “Transaction”), other than a Transaction which would result in the holders of Voting Securities having at least eighty percent (80%) of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least sixty percent (60%) of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; or

(d) There is implemented or consummated a plan of complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in Related Parties owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction.

However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change in Control transaction. The Executive shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership, either alone or with any Person, of less than five (5%) percent of any class of equity securities of the purchasing company that are registered under Section 12 of the Securities Exchange Act or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

2.9 “CIC-Severance Benefits” means the severance compensation payable to the Executive in connection with a Qualifying Termination as described in Section 8.2 herein.

2.10 “Code” means the United States Internal Revenue Code of 1986, as amended.

2.11 “Compensation Committee” means the Compensation and Stock Option Committee of the Board, or any other committee appointed by the Board to perform the functions of the Compensation Committee.

2.12 “Company” means Charming Shoppes, Inc. a Pennsylvania corporation (including any and all subsidiaries).

2.13 “Date of Termination” means the date on which a termination of the Executive’s employment occurs, including non-renewal by the Company or the Executive at the end of the Term.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Disability” or “Disabled” means the incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Company.

2.16 “Effective Date” means January 1, 2005.

2.17 “Executive” means Dorrit J. Bern.

2.18 “Fair Market Value” means the value of a Share determined by the Compensation Committee or its designee.

2.19 “Fiscal Year” means a fiscal year of the Company ending on the last Saturday nearest January 31.

2.20 “Good Reason” shall mean, without the Executive’s express written consent, the occurrence of any one or more of the following:

(a) Assigning to the Executive duties materially inconsistent or, during the twenty-four (24) month period following a Change in Control, inconsistent, in either case with the Executive’s position (including status, titles, and reporting relationships), authority or responsibilities in effect on the Effective Date, or any other action by the Company which results in a diminution of the Executive’s position, authority, duties, or responsibilities as constituted as of the Effective Date (excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof);

(b) Requiring the Executive to be based in Pennsylvania or at a location which is at least fifty (50) miles farther from the Executive’s current primary residence;

(c) Reducing the Executive’s Base Salary;

(d) Reducing the Executive’s targeted Annual Bonus award opportunities in violation of Section 5.2;

(e) Failing to maintain the Executive’s amount of benefits under or relative level of participation in the Company’s employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date; provided, however, that any such change that applies consistently to all executive officers of the Company or is required by applicable law shall not be deemed to constitute Good Reason;

(f) Purportedly terminating the Executive’s employment otherwise than as expressly permitted by this Agreement;

(g) Failing to require any successor to the Company to assume and agree to perform the Company’s obligations hereunder; or

(h) Failure of the Company to renew this Agreement at the end of the Term. The Company shall be considered to renew this Agreement if, at least ninety (90) days before the end of the Term, the Company offers the Executive a continuation of this Agreement on the terms provided herein, and with such adjustments as may be appropriate to reflect prevailing compensation practices in the Company’s industry at that time. Comparable compensation under prevailing compensation practices will be determined by benchmarking against the comparable peer group in the Company’s industry that is used for establishing the compensation of the other members of senior management at the time, and will be determined without regard to equity grants made to the Executive under this Agreement or previous agreements.

2.21 “Initial Shares” means the restricted Shares described in Section 5.4.

2.22 “Notice of Termination” means a written notice which shall indicate the specific provision(s) in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision(s) so indicated. A Notice of Termination shall include a notice of non-renewal of the Agreement as described in Section 1(b).

2.23 “Performance Shares” means the restricted Shares described in Section 5.3 (b).

2.24 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.25 “Qualifying Termination” means any of the events described in Section 8.1 herein, the occurrence of which triggers the payment of CIC- Severance Benefits hereunder.

2.26 “Related Party” means (a) a majority-owned subsidiary of the Company; or (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary; or (c) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities.

2.27 “Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.28 “SERP” means the Charming Shoppes, Inc. Supplemental Retirement Plan.

2.29 “Severance Benefits” means the severance compensation payable to the Executive as described in Section 7.4 herein, as distinguished from CIC-Severance Benefits payable to the Executive in connection with a Qualifying Termination.

2.30 “Shares” mean shares of the Company’s common stock.

2.31 “Term” means the period of time this Agreement is in effect, including the initial three-year period and any extensions thereof in accordance with this Agreement.

2.32 “Time Vested Shares” means the restricted Shares described in Section 5.3 (a).

2.33 “Voting Securities” or “Voting Security” means any securities of the Company which carry the right to vote generally in the election of Directors.

Section 3. Position and Responsibilities

During the Term, the Executive agrees to serve as President and Chief Executive Officer of the Company. In her capacity as President and Chief Executive Officer of the Company, the Executive shall report directly to the Board of Directors, and shall maintain the level of duties and responsibilities in effect as of the Effective Date, or such higher level of duties and responsibilities as she may be assigned during the Term. The Executive shall have the same status, privileges, and responsibilities normally inherent in such capacities in corporate institutions of similar size and character.

Section 4. Standard of Care

During the Term, the Executive agrees to devote substantially her full time, attention, and energies to the Company’s business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. Subject, however, to Section 12 herein, the Executive may serve in charitable and civic positions and as a director of those companies of which she is a director on the Effective Date and of other companies with the prior consent of the Board, which consent shall not be unreasonably withheld. The Executive covenants, warrants, and represents that she shall devote her full and best efforts to the fulfillment of her employment obligations, and she shall exercise the highest degree of loyalty and the highest standards of conduct in the performance of her duties.

Section 5. Compensation

As remuneration for all services to be rendered by the Executive during the Term of this Agreement, and as consideration for complying with the covenants herein, the Company shall pay and provide to the Executive the following:

5.1 Base Salary. The Company shall pay the Executive a Base Salary of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) per year, payable in equal installments throughout the year, consistent with the normal payroll practices of the Company. The Base Salary shall be reviewed at least annually following the Effective Date to ascertain whether, in the judgment of the Board or the Compensation Committee, such Base Salary should be adjusted. If so adjusted, the Base Salary as stated above shall, likewise, be adjusted for all purposes of this Agreement, but shall not in any event be decreased in any year.

5.2 Annual Bonus. In addition to her Base Salary, the Executive shall be entitled to an Annual Bonus based on Company performance measured against targets based on the budget approved by the Board at the beginning of each Fiscal Year. The specific parameters of the Annual Bonus and the targets shall be as established by the Board or the Compensation Committee, but it is agreed that performance that meets the approved target shall entitle the Executive to an Annual Bonus equal to one hundred percent (100%) of her Base Salary for that year, the maximum Annual Bonus payable shall be two hundred percent (200%) of Base Salary and the threshold Annual Bonus shall be sixty percent (60%) of Base Salary. The Annual Bonus shall be paid to the Executive promptly after it has been calculated, which shall be no later than thirty (30) days after receipt by the Company of the audit opinion of its independent auditors with respect to the Company’s annual financial statements for the Fiscal Year.

5.3 Long-Term Incentives. The Executive shall be eligible to participate in the Company’s long-term incentive plan, by receiving grants of Time Vested Shares and Performance Shares, as follows.

(a) In each of February 2005, February 2006 and February 2007, the Company shall grant the Executive Time Vested Shares having an aggregate Fair Market Value of $1,250,000.00 on the date of grant, provided that not more than 208,333 Time Vested Shares shall be granted in any year. The first grant of Time Vested Shares shall vest in its entirety on January 31, 2007, the second grant shall vest in its entirety on January 31, 2008 and the third grant shall vest in its entirety on January 31, 2009. Vesting shall be subject to the Executive’s continued employment with the Company through the applicable vesting date, provided that vesting shall be accelerated in full upon any of the following events: (i) termination of the Executive’s employment by the Company without Cause, (ii) termination of the Executive’s employment for Good Reason, (iii) the occurrence of a Change of Control or (iv) the Executive’s death or Disability.

(b) In each of February 2005, February 2006 and February 2007, the Company shall grant the Executive Performance Shares having an aggregate Fair Market Value of $1,250,000.00 on the date of grant, provided that no more than 208,333 Performance Shares shall be granted in any year. The Performance Shares shall vest based on the Company’s performance relative to performance targets established by the Board of Directors. The performance targets shall be based on Company performance over a three-Fiscal Year performance period beginning on the first day of the Fiscal Year in which the grant is made and shall be the same targets as those used for measuring performance for equity grants to other senior executives of the Company. The performance targets shall provide for 100% vesting based on achievement of the performance goals at target, partial vesting if performance exceeds a specified threshold and vesting above 100% for performance above target. Each grant of Performance Shares which vests based on achievement of the performance goals shall vest in full on the last day of the performance period, subject to the Executive’s continued employment with the Company through the vesting date; provided however, that the Performance Shares shall become fully vested at their target amount upon any of the following events: (i) termination of the Executive’s employment by the Company without Cause, (ii) termination of the Executive’s employment for Good Reason, (iii) the occurrence of a Change of Control, or (iv) the Executive’s death or Disability. Notwithstanding anything in this Agreement to the contrary, if the Executive terminates employment for Good Reason because the Company does not renew this Agreement at the end of the Term as described in Section 2.20(h), vesting shall be accelerated in full for the grants of Performance Shares to be made in February 2005 and 2006, but not for the Performance Share grant to be made in February 2007. Vesting of Performance Shares shall occur promptly after the number of Performance Shares to vest has been calculated, which shall be no later than thirty (30) days after receipt by the Company of the audit opinion of its independent auditors with respect to the Company’s annual financial statements for the last Fiscal Year of the performance period.

(c) Each grant of Time Vested Shares and Performance Shares shall be evidenced by a Restricted Stock Agreement pursuant to the Company’s 2004 Stock Award and Incentive Plan, or a successor plan. If there is a change in the Company’s common stock for any reason, appropriate adjustments shall be made to the number and type of Shares to be granted under this Section 5.3 and Section 5.4 below to retain the economic value of the grants to the Executive, such adjustments to be consistent with the adjustments made for purposes of the Company’s 2004 Stock Award and Incentive Plan.

5.4 Initial Shares. On January 3, 2005, the Company shall grant 215,000 Initial Shares to the Executive. The Initial Shares shall vest in three equal installments, on January 1, 2006, January 1, 2007 and January 1, 2008, in each instance subject to Executive’s continued employment with the Company through the relevant vesting date, provided that vesting shall be accelerated in full upon any of the following events: (i) termination of the Executive’s employment by the Company without Cause, (ii) termination of the Executive’s employment for Good Reason, (iii) the occurrence of a Change of Control or (iv) the Executive’s death or Disability. The grant of the Initial Shares, and the terms and conditions thereof, shall be evidenced by a Restricted Stock Agreement pursuant to the Company’s 2004 Stock Award and Incentive Plan. The Executive agrees to retain ownership of the Initial Shares through the initial Term.

5.5 Retirement Benefits.

(a) The Company shall provide to the Executive participation in all Company qualified defined benefit and defined contribution retirement plans, subject to the eligibility and participation requirements of such plans as applicable to executives of the Company generally. In addition, the Company shall provide to the Executive participation in all other nonqualified retirement programs typically offered to executives of the Company generally, including without limitation the SERP.

(b) Nothing in this paragraph shall be construed as obligating the Company to refrain from changing, and/or amending the nonqualified retirement programs, so long as such changes are similarly applicable to all executives generally.

5.6 Employee Benefits.

(a) During the Term, and as otherwise provided within the provisions of each of the respective plans, the Company shall provide to the Executive all benefits to which other executives and employees of the Company are entitled to receive, as commensurate with the position of President and Chief Executive Officer, subject to the eligibility requirements and other provisions of such arrangements as applicable to executives of the Company generally. Such benefits shall include, but shall not be limited to, group term life insurance, comprehensive health and major medical insurance, dental and life insurance, and short-term and long-term disability.

(b) The Executive shall be entitled to paid vacation in accordance with the standard written policy of the Company with regard to vacations of executive employees.

(c) The Executive shall be entitled to participate in any additional benefit plans and arrangements that may be established for executive employees during the term of this Agreement, including without limitation the Bonus Agreement, and benefits shall be provided according to the terms of such benefit plans and arrangements.

5.7 Perquisites. The Company shall provide to the Executive, at the Company’s cost of up to a maximum of Seventy Five Thousand Dollars ($75,000) per Fiscal Year, all perquisites which are suitable to the position of President and Chief Executive Officer and at least those perquisites which are made available to the Executive immediately prior to the date hereof.

5.8 Commuting Expenses. The Company will provide Executive with an apartment in Philadelphia and a weekly round-trip airplane ticket between her home and Philadelphia, under terms at least as favorable as those in effect immediately prior to the date hereof. In addition to the foregoing, the Company will pay to the Executive an amount necessary to pay her income and other payroll tax obligations attributable to the benefits provided by the Company under this Section 5.8.

5.9 Right to Change Plans. Section 5.6 herein shall not obligate the Company to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes are similarly applicable to executive employees generally.

Section 6. Expenses

6.1 Upon presentation of appropriate documentation, the Company shall pay, or reimburse the Executive, for all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing her duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive’s participation is in the best interest of the Company. The Company shall pay the reasonable legal fees and expenses of the Executive’s counsel, Morgan, Lewis & Bockius, LLP, in connection with the preparation of this Agreement.

Section 7. Employment Termination

7.1 Termination Due to Death.

(a) In the event the Executive’s employment is terminated during the Term by reason of death, the Executive’s benefits shall be determined in accordance with the Company’s retirement, survivor’s benefits, insurance, and other applicable programs of the Company then in effect. Upon the death of the Executive, the Company’s obligation to pay the Executive the compensation described in Sections 5.1, 5.2, and 5.3 herein shall immediately terminate, except as otherwise provided therein. The Company shall pay to the Executive a lump sum amount, payable within ninety (90) days after the Executive’s death, equal to the Executive’s unpaid target Annual Bonus established for the Fiscal Year in which the Executive’s Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing Fiscal Year through the Date of Termination, and the denominator of which is the number of days in the Fiscal Year. The Executive shall be entitled to receive all other rights and benefits in which she is vested at the date of her death, pursuant to this Agreement or to other plans and programs of the Company.

7.2 Termination Due to Disability.

(a) In the event that the Executive becomes Disabled during the Term and is, therefore, unable, or the Board reasonably expects that the Executive will be unable, to perform her duties hereunder for more than one hundred eighty (180) total calendar days during any period of twelve (12) consecutive months, the Company may deliver written notice to the Executive of the Company’s intent to terminate her employment for Disability. The Board shall deliver such written notice to the Executive at least thirty (30) calendar days prior to the intended Date of Termination.

(b) A termination for Disability shall become effective upon the end of the thirty (30) day notice period. Upon such Date of Termination, the Company’s obligation to pay and provide to the Executive the compensation described in the Sections 5.1, 5.2, and 5.3 herein shall immediately terminate, except as otherwise provided therein. The Company shall pay to the Executive a lump sum amount, payable within ninety (90) days after the Date of Termination, equal to the Executive’s unpaid target Annual Bonus established for the Fiscal Year in which the Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing Fiscal Year through the Date of Termination, and the denominator of which is the number of days in the Fiscal Year. The Executive shall receive all rights and benefits in which she is vested at the Date of Termination, pursuant to this Agreement or to other plans and programs of the Company.

(c) The Board’s reasonable determination of Disability must be made in reliance on competent medical advice from one (1) or more individuals selected by the Board who are qualified to give such professional medical advice.

(d) If the Executive and the Company disagree as to whether the Executive has suffered a Disability as described in subsection (a) above, the matter shall be referred to a panel of three (3) medical doctors, one of which shall be selected by the Executive, one of which shall be selected by the Company, and one of which shall be selected by the two (2) doctors as so selected, and the decision of a majority of the panel with respect to the question of whether the Executive has suffered a Disability shall be binding upon the Executive and the Company. The expenses of any such referral shall be borne by the Company. The Executive may be required by the Company to submit to medical examination at any time during the period of her employment hereunder, but not more often than quarterly, to determine whether a Disability exists for the purpose of this Agreement.

(e) It is expressly understood that the Disability of the Executive for one hundred eighty (180) total calendar days or less during any period of twelve (12) consecutive months, in the absence of the Board’s reasonable expectation that her Disability will continue as described above, shall not constitute a failure by the Executive to perform her duties hereunder and shall not be deemed a breach or default, and the Executive shall receive full compensation for any such period of Disability or for any other temporary illness or incapacity during the Term.

7.3 Voluntary Termination by the Executive.

(a) The Executive may terminate this Agreement at any time by giving the Board of Directors of the Company written notice of her intent to terminate, delivered at least ninety (90) calendar days prior to the intended Date of Termination. The termination automatically shall become effective upon the expiration of the ninety (90) day notice period.

(b) Upon the Date of Termination elected by the Executive as described in subsection (a) above, if such termination is not for Good Reason, the Company shall pay the Executive her Base Salary through the Date of Termination, plus all other benefits to which the Executive has a vested right to receive at that time. The Executive shall not be entitled to be paid any Annual Bonus with respect to the fiscal year in which she voluntarily terminates this Agreement (other than for Good Reason). With the exception of the Executive’s obligations set forth in Section 12 herein (which shall survive such termination), the Company and the Executive shall thereafter have no further obligations under this Agreement.

7.4 Termination by the Company Without Cause and Termination by Executive for Good Reason; Severance Benefits.

(a) At any time during the Term, the Board may terminate this Agreement without Cause, by providing to the Executive a Notice of Termination at least ninety (90) calendar days prior to the intended Date of Termination.

(b) At any time during the Term, the Executive may terminate this Agreement for Good Reason by providing to the Board a Notice of Termination, which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. The Executive shall provide the Notice of Termination at least ninety (90) calendar days prior to the Date of Termination or, in the event of a Good Reason termination, at any time at or before the end of the Term. The Executive’s right to terminate for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness unless such incapacity is determined to constitute a Disability as provided herein. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

(c) Upon the Date of Termination as contemplated by Section 7.4(a) or 7.4(b), the Company shall provide to the Executive the following Severance Benefits:

(i) the Company shall pay to the Executive, in twenty-four (24) equal monthly installments beginning the month after the Date of Termination, an amount equal to two times (2x) the sum of (i) the Executive’s annual Base Salary plus (ii) the Executive’s target Annual Bonus established for the Fiscal Year in which the Date of Termination occurs;

(ii) the Company shall continue, at the same cost to the Executive as existed as of the Effective Date of this Agreement, all health, welfare, and benefit plan participation for two (2) full years following the Date of Termination; provided, however, that in the event the Executive obtains employment from a successor employer that offers substantially similar benefits, such continuation of coverage by the Company shall immediately cease;

(iii) the Company shall pay to the Executive a lump sum amount, payable within ninety (90) days after the Date of Termination, equal to the Executive’s unpaid target Annual Bonus established for the Fiscal Year in which the Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing Fiscal Year through the Date of Termination, and the denominator of which is the number of days in the Fiscal Year;

(iv) the Executive’s accrued benefit in the SERP shall become fully vested as of the Date of Termination;

(v) the Executive’s outstanding stock options and stock awards shall become fully vested as of the Date of Termination; and

(vi) the Company shall pay the Executive all other benefits to which the Executive has a vested right at the time, according to the provisions of this Agreement or the governing plan or program.

(d) Upon termination of this Agreement pursuant to this Section 7.4, with the exception of the Executive’s obligations set forth in Section 12 herein and the Company’s obligation to make payments under this Section 7.4 (which shall survive such termination), the Company and the Executive shall thereafter have no further obligations under this Agreement.

(e) If a Qualifying Termination occurs, the Executive shall receive CIC-Severance Benefits as set forth in Section 8.2 rather than the Severance Benefits set forth in this Section 7.4.

7.5 Termination for Cause.

(a) Nothing in this Agreement shall be construed to prevent the Board from terminating the Executive’s employment under this Agreement for “Cause,” effective as of a date determined by the Board.

(b) Executive shall not be deemed to be terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice is provided to the Executive and Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged in conduct which constitutes Cause as defined herein, and specifying the particulars thereof in detail.

(c) In the event this Agreement is terminated by the Board for Cause, the Company shall pay the Executive her Base Salary through the effective date of the termination and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) she would otherwise have been entitled to receive under this Agreement. The Company and the Executive thereafter shall have no further obligations under this Agreement, except for the Executive’s obligations set forth in Section 12, which shall survive such termination.

Section 8. Change in Control

8.1 Qualifying Termination. The Executive shall be entitled to receive from the Company CIC-Severance Benefits if there is a Change in Control of the Company and a Qualifying Termination occurs. CIC-Severance Benefits shall be paid in lieu of all other Severance Benefits provided to the Executive under the terms of this Agreement. “Qualifying Termination” means a termination of the Executive’s employment based upon the occurrence of any one or more of the following events:

(i) termination of the Executive’s employment by the Company without Cause within twenty-four (24) calendar months following the end of the month in which a Change in Control of the Company occurs, as evidenced by a Notice of Termination delivered by the Company to the Executive,

(ii) termination of the Executive’s employment by the Company without Cause if, within three months after the Date of Termination, a Change in Control occurs or a binding agreement is entered into that results in transaction described in Section 2.8(c) or Section 2.8(d);

(iii) a voluntary termination by the Executive for Good Reason within twenty-four (24) calendar months following the end of the month in which a Change in Control of the Company occurs, as evidenced by a Notice of Termination delivered to the Company by the Executive; or

(iv) termination by the Executive based on the Company or any successor company materially breaching any of the provisions of Sections 5 or 6 herein or failing to comply with the provisions of the second paragraph of Section 9.1 herein.

8.2 CIC -Severance Benefits Paid upon a Qualifying Termination. Upon a Qualifying Termination, the Executive shall be entitled to receive the following CIC-Severance Benefits, which, in the case of lump sum payments, shall be paid within thirty (30) days after the Date of Termination:

(i) a lump sum amount equal to three times (3x) the highest rate of the Executive’s annualized Base Salary in effect at any time from her initial date of employment with the Company up to and including the Date of Termination.

(ii) a lump sum amount equal to three times (3x) the greater of the Executive’s targeted Annual Bonus established for (i) the Fiscal Year in which the Executive’s Date of Termination occurs or (ii) the Fiscal Year ending immediately prior to the Date of Termination.

(iii) a lump sum amount equal to the Executive’s unpaid targeted Annual Bonus established for the Fiscal Year in which the Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing Fiscal Year through the Date of Termination, and the denominator of which is the number of days in the Fiscal Year.

(iv) a lump sum amount equal to the Executive’s unpaid Base Salary, accrued vacation pay and earned but not taken vacation pay through the Date of Termination.

(v) a continuation of the welfare benefits of health care, life and accidental death and dismemberment, and disability insurance coverage for three (3) full years after the Date of Termination, to be provided at the same coverage level as in effect as of the Date of Termination or, if greater, as in effect ninety (90) days prior to the date of the Change in Control, and at the same premium cost to the Executive which was paid by the Executive at the time such benefits were provided. In the event the premium cost and/or level of coverage shall change for all employees of the Company, or for management employees with respect to supplemental benefits, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner. The continuation of these welfare benefits shall be discontinued prior to the end of the three (3) year period in the event the Executive has available substantially similar benefits at a comparable cost to the Executive from a subsequent employer, as determined by the Compensation Committee.

(vi) incentive awards granted under the incentive arrangements adopted by the Company (including outstanding stock options and stock awards) shall become fully vested and otherwise shall be treated pursuant to the terms of the applicable plan or agreement.

(vii) the Executive’s accrued benefit in the SERP shall become fully vested as of the Date of Termination.

(viii) the aggregate benefits accrued by the Executive as of the Effective Date of Termination under any savings and retirement plan sponsored by the Company shall be distributed pursuant to the terms of the applicable plan. Compensation which has been deferred under the Charming Shoppes Variable Deferred Compensation Plan or other plans sponsored by the Company, as applicable, together with all interest that has been credited with respect to any such deferred compensation balances, shall be distributed pursuant to the terms of the applicable plan.

(ix) the Company shall pay the Executive all other benefits to which the Executive has a vested right on the Date of Termination of a Qualifying Termination, according to the provisions of this Agreement or the governing plan or program.

8.3 Excise Tax Equalization Payment. In the event a Change in Control occurs and the Executive becomes entitled to any benefits or payments under this Agreement, or any other plan, arrangement, or agreement with the Company (the “Total Payments”), and such benefits or payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the “Gross-Up Payment”) such that the net amount to be retained by the Executive after deduction of any Excise Tax upon the Total Payments and any Federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 8.3 (including FICA) shall be equal to the Total Payments. Such payment shall be made by the Company to the Executive as soon as practical following the Date of Termination, but in no event beyond thirty (30) days from such date, or in the event Excise Tax is due without regard to a termination, within thirty (30) days of the due date for payment of such Excise Tax.

(a) Tax Computation. In determining the potential impact of the Excise Tax, the Company may rely on any advice it deems appropriate, including, but not limited to, the counsel of its independent auditors. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

(i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive’s termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, or with any Person whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the Company’s advisors, including, but not limited to, its independent auditors, any portion of the Total Payments do not constitute parachute payments by reason of Section 280G(b)(4)(A)-(B) of the Code or are otherwise not subject to the Excise Tax;

(ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above); and

(iii) the value of any noncash benefits or any deferred or accumulated payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

(b) Subsequent Recalculation. In the event the Internal Revenue Service proposes to increase the amount of Excise Tax payable by the Executive in excess of the computation of the Company under Section 8.3 herein so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Committee; provided, however, that the Executive follows the procedures set forth in this Section 8.3.

The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the later of either: (i) the date the Executive has actual knowledge of such claim, or (ii) ten (10) days after the Internal Revenue Service issues to the Executive either a written report proposing imposition of the Excise Tax or a statutory notice of deficiency with respect thereto, and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim;

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

(iii) cooperate with the Company in good faith in order effectively to contest such claim; and

(iv) permit the Company to participate in any proceedings relating to such claims.

Provided, however, that the Company shall directly bear and pay all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including FICA), including interest and penalties with respect thereto, imposed and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 8.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim.

If the Company does not notify the Executive in writing prior to the expiration of such thirty (30) day period that it desires to contest such claim, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Committee, all as contemplated by this Section 8.3.

If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 8.3, the Executive receives a refund with respect to such claim due to an overpayment of Excise Tax, including interest and penalties with respect thereto, the Executive shall (subject to the Company’s complying with the requirements of this Section 8.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

Section 9. Assignment

9.1 Assignment by Company. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes of the “Company” under the terms of this Agreement. As used in this Agreement, the term “successor” shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or the business of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

Failure of the Company to obtain the agreement of any successor to be bound by the terms of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and shall immediately entitle the Executive to benefit from the Company in the same amount and on the same terms as the Executive would be entitled to receive in the event of a termination of employment for Good Reason as provided in Section 7.4 or 8.2, if the failure of assignment follows or is in connection with a Change in Control. Except as herein provided, this Agreement may not otherwise be assigned by the Company.

9.2 Assignment by Executive. The services to be provided by the Executive to the Company hereunder are personal to the Executive, and the Executive’s duties may not be assigned by the Executive; provided, however that this Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, and administrators, successors, heirs, distributes, devices, and legatees. If the Executive dies while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, in the absence of such designee, to the Executive’s estate.

Section 10. Dispute Resolution and Notice

10.1 Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of her employment with the Company, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect.

Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. Subject to the limitation set forth in Section 10.2 related to legal fees incurred by the Executive, all expenses of such arbitration shall be borne by the Company.

10.2 Payment of Legal Fees. To the extent permitted by law, the Company shall pay (or advance, upon the written request of the Executive) legal fees, costs of arbitration, prejudgment interest, and other expenses incurred (or to be incurred) in good faith by the Executive as a result of the Company’s refusal to provide the Severance Benefits or CIC-Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company’s contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict (including conflicts related to the calculation of parachute payments) between the parties pertaining to this Agreement, subject to an overall limit on the payment of legal fees incurred by the Executive of fifty thousand dollars ($50,000).

10.3 Notice. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address she has filed in writing with the Company or, in the case of the Company, at its principal offices.

Section 11. Outplacement Assistance

The Company shall pay directly or reimburse the Executive up to a maximum of Fifty Thousand Dollars ($50,000) for the costs of outplacement services utilized by the Executive within the two (2) year period after termination of this Agreement as a result of a Qualifying Termination, a termination for Good Reason or a termination without Cause.

Section 12. Confidentiality and Noncompetition

12.1 Disclosure of Information. The Executive recognizes that she has access to and knowledge of certain confidential and proprietary information of the Company which is essential to the performance of her duties under this Agreement. The Executive will not, during or after the Term hereof, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall she make use of any such information for her own purposes, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain except as required by law or pursuant to administrative or legal process.

12.2 Covenants Regarding Other Employees. During the Term and for a period of twenty-four (24) months following the termination of Executive’s employment hereunder for any reason, the Executive agrees not to attempt to induce any merchant, buyer, or manager or higher level employee of the Company to terminate his or her employment with the Company.

12.3 Non-compete Following a Termination of Employment. During the Term and for a period of twenty-four (24) months following the termination of Executive’s employment hereunder for any reason, the Executive will not: (a) directly or indirectly own any equity or proprietary interest in (except for ownership of shares in a publicly traded company not exceeding five (5%) percent of any class of outstanding securities), or be an employee, agent, director, advisor, or consultant to or for, any Competitor (as defined below) of the Company in the United States, whether on her own behalf or on behalf of any person, and involved in the procuring, sale, marketing, promotion, or distribution of any product or product lines competitive with any product or product lines of the Company at the end of the Term or on the Date of Termination, if earlier, and the Executive will not assist in, manage, or supervise any of the foregone activities, or (b) undertake any action to induce or cause any supplier to discontinue any part of its business with the Company. For purposes of this section of this Agreement, “Competitor” shall have the following meaning:

(a) Except as provided in subsection (b) below, “Competitor” shall mean at any time only a chain of retail stores with 50 or more store locations; provided, however, that the average square footage of the chain’s stores is less than 15,000 square feet.

(b) During any period in which Executive is receiving severance payments under Section 7.4(c)(i) above, the term “Competitor” shall mean, in addition to a Competitor as described in subsection (a), a chain of retail stores with 100 or more store locations (without regard to square footage) whose gross revenues in plus size women’s apparel (sizes 14-34) exceeds 5% of its total gross revenues. If Executive waives her right to receive severance payments under Section 7.4(c)(i) above, or otherwise does not receive severance payments under Section 7.4(c)(i), the term “Competitor” shall have the meaning given that term in subsection (a) above.

Section 13. Miscellaneous

13.1 Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto or between the Executive and the Company, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto.

13.2 Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

13.3 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

13.4 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

13.5 Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

13.6 Beneficiaries. Any payment or benefits hereunder due the Executive at the time of her death shall nonetheless be paid or provided and the Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board or the Board’s designee. The Executive may make or change such designation at any time.

13.7 Payment Obligation Absolute. The Company’s obligation to make the payments and the arrangement provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Subject to the provisions set forth in Section 8.3, each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever other than Executive’s breach of Section 12 herein.

The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations to make the payments and arrangements required to be made under this Agreement; provided, however, that continued health, welfare, and benefit plan participation pursuant to Sections 7.4(c) or 8.2(v) shall be discontinued in the event the Executive becomes eligible to receive substantially similar benefits from a successor employer.

13.8 Contractual Rights to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits to which she is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

13.9 Specific Performance. The Executive acknowledges that the obligations undertaken by her pursuant to Section 12 of this Agreement are unique and that the Company will likely have no adequate remedy at law if the Executive shall fail to perform any of her obligations hereunder. The Executive therefore confirms that the Company’s right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements, and other provisions of this Agreement specifically performed by the Executive and the Company shall have the right to obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the Executive.

13.10 Compliance with Section 409A of the Code. The Company and the Executive acknowledge and agree that if any provision of this Agreement is subject to section 409A of the Code, the Company and the Executive may take such actions as they mutually deem appropriate to modify the terms of this Agreement so as to comply with section 409A of the Code.

Section 14. Governing Law

To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the substantive laws (and not the choice of law rules) of the Commonwealth of Pennsylvania.

Section 15. Indemnification

The Company hereby covenants and agrees to indemnify and hold harmless the Executive fully, completely, and absolutely against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney’s fees), losses, and damages resulting from the Executive’s good faith performance of her duties and obligations under the terms of this Agreement and her service as a member of the Board of Directors.

Executive:

/s/ DORRIT J. BERN
DORRIT J. BERN

ATTEST:		CHARMING SHOPPES, INC.

By:	/s/ COLIN D. STERN	By:	/s/ KATHERINE M. HUDSON
	Corporate Secretary		Name: Katherine M. Hudson
Title: Lead Director